Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned officers and directors of SunPower Corporation do hereby constitute and appoint Thomas H. Werner, Charles D. Boynton, Eric Branderiz, and Lisa Bodensteiner, and any one of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable SunPower Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with its annual report on Form 10-K for the fiscal year ended December 28, 2014 (the “Report”). Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Signature	Title	Date

/S/ THOMAS H. WERNER	President, Chief Executive Officer and Director	February 24, 2015
Thomas H. Werner	(Principal Executive Officer)

/S/ CHARLES D. BOYNTON	Executive Vice President and Chief Financial Officer	February 24, 2015
Charles D. Boynton	(Principal Financial Officer)

/S/ ERIC BRANDERIZ	Senior Vice President, Corporate Controller and Principal Accounting Officer	February 24, 2015
Eric Branderiz	(Principal Accounting Officer)

/S/ ARNAUD CHAPERON	Director	February 24, 2015
Arnaud Chaperon

/S/ BERNARD CLEMENT	Director	February 24, 2015
Bernard Clement

/S/ DENIS GIORNO	Director	February 24, 2015
Denis Giorno

/S/ CATHERINE A. LESJAK	Director	February 24, 2015
Catherine A. Lesjak

/S/ THOMAS R. MCDANIEL	Director	February 24, 2015
Thomas R. McDaniel

/S/ JEAN-MARC OTERO DEL VAL	Director	February 24, 2015
Jean-Marc Otero del Val

/S/ HUMBERT DE WENDEL	Director	February 24, 2015
Humbert de Wendel

/S/ PATRICK WOOD III	Director	February 24, 2015
Patrick Wood III